Evergreen

                                   [GRAPHIC]

SOUTHERN STATE MUNICIPAL BOND FUNDS

Prospectus, March 27, 2002,
as amended June 11 ,2002

o     Evergreen Georgia Municipal Bond Fund

o     Evergreen North Carolina Municipal Bond Fund

o     Evergreen South Carolina Municipal Bond Fund

o     Evergreen Virginia Municipal Bond Fund

o     Class C

[LOGO]
Evergreen Investments(SM)
         MUTUAL FUNDS

The Securities and Exchange Commission has not determined that the information in this prospectus is accurate or complete, nor has it approved or disapproved these securities. Anyone who tells you otherwise is committing a crime.

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                                TABLE OF CONTENTS
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FUND RISK/RETURN SUMMARIES:

Overview of Fund Risks ....................................................    1

Evergreen Georgia Municipal Bond Fund .....................................    2

Evergreen North Carolina Municipal Bond Fund ..............................    4

Evergreen South Carolina Municipal Bond Fund ..............................    6

Evergreen Virginia Municipal Bond Fund ....................................    8

GENERAL INFORMATION:

The Funds' Investment Advisor .............................................   10

The Funds' Portfolio Managers .............................................   10

Calculating the Share Price ...............................................   10

How to Choose an Evergreen Fund ...........................................   10

How to Choose the Share Class That Best Suits You .........................   10

How to Buy Shares .........................................................   12

How to Redeem Shares ......................................................   13

Other Services ............................................................   14

The Tax Consequences of Investing in the Funds ............................   14

Fees and Expenses of the Funds ............................................   15

In general, the Funds included in this prospectus provide investors with a selection of investment alternatives which seek current income exempt from federal income and certain state income taxes, consistent with the preservation of capital. The Funds emphasize investments in securities with higher yields and longer maturities.

Fund Summaries Key

Each Fund's summary is organized around the following basic topics and questions:

[GRAPHIC] INVESTMENT GOAL

What is the Fund's financial objective? You can find clarification on how the Fund seeks to achieve its objective by looking at the Fund's strategy and investment policies. The Fund's Board of Trustees can change the investment objective without a shareholder vote.

[GRAPHIC] INVESTMENT STRATEGY

How does the Fund go about trying to meet its goals? What types of investments does it contain? What style of investing and investment philosophy does it follow? Does it have limits on the amount invested in any particular type of security?

[GRAPHIC] RISK FACTORS

What are the specific risks for an investor in the Fund?

[GRAPHIC] PERFORMANCE

How well has the Fund performed in the past year? The past five years? The past ten years?

[GRAPHIC] EXPENSES

How much does it cost to invest in the Fund? What is the difference between sales charges and expenses?

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                             OVERVIEW OF FUND RISKS
--------------------------------------------------------------------------------

                                 Southern State
                                   Municipal
                                   Bond Funds

typically rely on a combination of the following strategies:

o normally investing at least 80% of their assets in municipal securities that are exempt from federal income tax, other than the alternative minimum tax, and from income or intangibles taxes, as applicable, in the state for which the Fund is named;

o purchasing municipal securities of any maturity or duration, but generally the portfolio's average dollar weighted maturity ranges from 10 to 20 years. The portfolio manager considers bond ratings and the quality of the issuer in his analysis. The Fund selects municipal bonds that hold attractive yields relative to bonds of similar credit quality and interest rate sensitivity;

o selling a portfolio investment: i) when the issuer's investment fundamentals begin to deteriorate; ii) to take advantage of more attractive yield opportunities; iii) when the investment no longer appears to meet the Fund's investment objective; iv) when the Fund must meet redemptions; or v) for other investment reasons which the portfolio manager deems necessary.

may be appropriate for investors who:

o     seek a high quality portfolio of municipal bond funds; and

o seek income which is exempt from federal regular and state income or intangibles tax.

Following this overview, you will find information on each Fund's specific investment strategies and risks. Also see the Statement of Additional Information for further information on the state specific risks of your Fund.

Each Fund may temporarily invest up to 100% of its assets in high quality money market instruments in response to adverse economic, political or market conditions. This strategy is inconsistent with each Fund's principal investment strategy and investment goal, and, if employed, could result in a lower return and loss of market opportunity.

Risk Factors For All Mutual Funds

Please remember that an investment in a mutual fund is:

o     not guaranteed to achieve its investment goal

o     not a deposit with a bank

o     not insured, endorsed or guaranteed by the FDIC or any government agency

o subject to investment risks, including possible loss of your original investment

Like most investments, your investment in a Fund could fluctuate significantly in value over time and could result in a loss of money.

Following are some of the most important factors that may affect the value of your investment. Other factors may be described in the discussion following this overview:

Interest Rate Risk

When interest rates go up, the value of debt securities tends to fall. Since the Fund invests a significant portion of its portfolio in debt securities, if interest rates rise, then the value of your investment may decline. If interest rates go down, interest earned by the Fund on its debt securities may also decline, which could cause the Fund to reduce the dividends it pays. The longer the term of a debt security held by the Fund, the more the Fund is subject to interest rate risk.

Credit Risk

The value of a debt security is directly affected by the issuer's ability to repay principal and pay interest on time. Since the Fund invests in debt securities, the value of your investment may decline if an issuer fails to pay an obligation on a timely basis.

Below Investment Grade Bond Risk

Below investment grade bonds are commonly referred to as "high yield" or "junk" bonds because they are usually backed by issuers of less proven or questionable financial strength. Such issuers are more vulnerable to financial setbacks and less certain to pay interest and principal than issuers of bonds offering lower yields and risk. Markets may react to unfavorable news about issuers of below investment grade bonds, causing sudden and steep declines in value and resulting in a decreased liquidity of such bonds.

Non-Diversification Risk

An investment in a Fund that is non-diversified entails greater risk than an investment in a diversified fund. When a Fund is non-diversified, it may invest up to 25% of its assets in a single issuer and up to 50% of its assets may consist of securities of only two issuers. A higher percentage of investments among fewer issuers may result in greater fluctuation in the total market value of the Fund's portfolio than in the portfolio of a fund which invests in numerous issuers.

Concentration Risk

An investment in a Fund that concentrates its investments in a single state entails greater risk than an investment in a fund that invests its assets in numerous states. The Fund may be vulnerable to any development in its named state's economy that may weaken or jeopardize the ability of the state's municipal bond issuers to pay interest and principal on their debt obligations.


                                           SOUTHERN STATE MUNICIPAL BOND FUNDS 1
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                                    EVERGREEN
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                          Georgia Municipal Bond Fund

FUND FACTS:

Goals:

o     Current Income Exempt from Federal Income Tax and State Income Tax

o     Preservation of Capital

Principal Investment:

o     Municipal Securities

Class of Shares Offered in this Prospectus:

o     Class C

Investment Advisor:

o     Evergreen Investment Management Company, LLC

Portfolio Manager:

o     Charles E. Jeanne, CFA

Dividend Payment Schedule:

o     Monthly

[GRAPHIC] INVESTMENT GOAL

The Fund seeks current income exempt from federal regular income tax and state income tax, consistent with preservation of capital.

[GRAPHIC] INVESTMENT STRATEGY

The following supplements the investment strategies discussed in the "Overview of Fund Risks" on page 1.

The Fund is a non-diversified fund that normally invests at least 80% of its assets in municipal securities that are exempt from federal income tax, other than the alternative minimum tax, and from income taxes in the State of Georgia. The Fund may also invest up to 20% of its assets in high quality short-term obligations, which may include taxable securities. The Fund normally invests at least 80% of its assets in bonds deemed investment grade at the time of purchase by a nationally recognized statistical ratings organization, or if not rated, determined to be of comparable quality by the Fund's portfolio manager. Although it is not currently intended to be a primary investment strategy, the Fund may invest up to 20% of its assets in bonds rated below investment grade by a nationally recognized statistical ratings organization or, if not rated, are determined to be of comparable quality by the Fund's portfolio manager, but the Fund will not invest in bonds that are deemed to be rated below B. In purchasing municipal securities, the portfolio manager includes an analysis of how well the securities fit into the Fund's overall portfolio strategy, credit criteria, and established price levels.

[GRAPHIC] RISK FACTORS

Your investment in the Fund is subject to the risks discussed in the "Overview of Fund Risks" on page 1 under the headings:

o     Interest Rate Risk

o     Credit Risk

o     Below Investment Grade Bond Risk

o     Non-Diversification Risk

o     Concentration Risk

Please consult the Statement of Additional Information for more information regarding these and other investment practices used by the Fund, including risks.


2 SOUTHERN STATE MUNICIPAL BOND FUNDS

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                                    EVERGREEN
--------------------------------------------------------------------------------

[GRAPHIC] PERFORMANCE

The following tables show how the Fund has performed in the past. Past performance (both before and after taxes) is not an indication of future results.

The table below shows the percentage gain or loss for the Class A shares of the Fund in each calendar year since the Class A shares' inception on 7/2/1993. It should give you a general idea of the risks of investing in the Fund by showing how the Fund's return has varied from year-to-year. This table includes the effects of Fund expenses, but not sales charges. Returns would be lower if sales charges were included.

Year-by-Year Total Return for Class A Shares (%)(1)

   [The following table was depicted as a bar chart in the printed material.]

 1994    1995   1996    1997    1998     1999    2000    2001
-9.364%  19.80%  3.17%  10.45%   6.08%   -3.27%   9.20%   5.10%

Best Quarter:       3rd Quarter 2001                +10.67%(1)
Worst Quarter:      1st Quarter 1994                -8.72%(1)

Year-to-date total return through 3/31/2002 is +0.72%.

The next table lists the Fund's average annual total return for Class A over the past one and five years and since inception, including applicable sales charges. The after-tax returns shown are for Class A, one of the Fund's oldest classes; after-tax returns for other classes will vary. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Lehman Brothers Municipal Bond Index (LBMBI), an unmanaged broad-based market performance benchmark for the investment grade tax-exempt bond market. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

Average Annual Total Return
(for the period ended 12/31/2001)(1)

            Inception                             Performance
             Date of                                 Since
              Class   1 year   5 year   10 year    7/2/1993

Class A     7/2/1993   0.13%    4.37%      N/A       4.37%

Class A(2)  7/2/1993   0.12%    4.34%      N/A       4.35%
(after taxes on distributions)

Class A(2)  7/2/1993   1.87%    4.46%      N/A       4.44%
(after taxes on distributions and sale of Fund shares)

LBMBI                  5.13%    5.98%      N/A       5.92%

(1) Since Class C has no previous operating history, the performance shown is for Class A which is not offered in this prospectus. The performance of Class C would differ only to the extent that the classes do not have the same expenses or sales charges. The returns shown above include the effects of Rule 12b-1 fees and, where necessary, the sales charges applicable to Class A. The 12b-1 fees are 0.25% for Class A and 1.00% for Class C. The maximum sales charge for Class A is 4.75% and the maximum deferred sales charge for Class C is 2.00%. If Class C had been in existence for the periods presented above, its returns would have been different.

(2) The after-tax returns shown are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your individual tax situation and may differ from those shown. The after-tax returns shown are not relevant to you if you hold your Fund shares through tax-deferred arrangements, such as 401(k) plans or IRAs.

[GRAPHIC] EXPENSES

This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year end.

Shareholder Fees (fees paid directly from your investment)

Shareholder Transaction
Expenses                              Class C

Maximum sales charge imposed on        None
purchases (as a % of offering price)

Maximum deferred sales charge          2.00%
(as a % of either the redemption
amount or initial investment,
whichever is lower)

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)(3)

                                                 Total Fund
            Management     12b-1       Other      Operating
               Fees        Fees      Expenses    Expenses(4)

Class C        0.42%       1.00%       0.23%        1.65%

(3)   Estimated for the fiscal year ending 8/31/2002.

(4) From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual operating expenses do not reflect fee waivers. Including fee waivers, Total Fund Operating Expenses are estimated to be 1.52% for Class C.

The table below shows the total expenses you would pay on a $10,000 investment in Class C shares over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

Example of Fund Expenses

             Assuming Redemption             Assuming
              at End of Period             No Redemption
          -------------------------   -----------------------

After:

 1 year            $   368                   $   168

 3 years           $   520                   $   520

 5 years           $   897                   $   897

10 years           $ 1,955                   $ 1,955


                                           SOUTHERN STATE MUNICIPAL BOND FUNDS 3

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                                    EVERGREEN
--------------------------------------------------------------------------------

                       North Carolina Municipal Bond Fund

FUND FACTS:

Goals:

o     Current Income Exempt from Federal Income Tax and State Income Tax

o     Preservation of Capital

Principal Investment:

o     Municipal Securities

Class of Shares Offered in this Prospectus:

o     Class C

Investment Advisor:

o     Evergreen Investment Management Company, LLC

Portfolio Manager:

o     Richard K. Marrone

Dividend Payment Schedule:

o     Monthly

[GRAPHIC] INVESTMENT GOAL

The Fund seeks current income exempt from federal regular income tax and state income tax, consistent with preservation of capital.

[GRAPHIC] INVESTMENT STRATEGY

The following supplements the investment strategies discussed in the "Overview of Fund Risks" on page 1.

The Fund is a non-diversified fund that normally invests at least 80% of its assets in municipal securities that are exempt from federal income taxes, other than the alternative minimum tax, and from income taxes in the State of North Carolina. The Fund may also invest up to 20% of its assets in high quality short-term obligations, which may include taxable securities. The Fund normally invests at least 80% of its assets in bonds deemed investment grade at the time of purchase by a nationally recognized statistical ratings organization, or if not rated, determined to be of comparable quality by the Fund's portfolio manager. The Fund may invest up to 20% of its assets in bonds rated below investment grade by a nationally recognized statistical ratings organization or, if not rated, are determined to be of comparable quality by the Fund's portfolio manager, but the Fund will not invest in bonds that are deemed to be rated below
B. In purchasing municipal securities, the portfolio manager includes an analysis of how well the securities fit into the Fund's overall portfolio strategy, credit criteria, and established price levels.

[GRAPHIC] RISK FACTORS

Your investment in the Fund is subject to the risks discussed in the "Overview of Fund Risks" on page 1 under the headings:

o     Interest Rate Risk

o     Credit Risk

o     Below Investment Grade Bond Risk

o     Non-Diversification Risk

o     Concentration Risk

Please consult the Statement of Additional Information for more information regarding these and other investment practices used by the Fund, including risks.


4 SOUTHERN STATE MUNICIPAL BOND FUNDS

--------------------------------------------------------------------------------
                                    EVERGREEN
--------------------------------------------------------------------------------

[GRAPHIC] PERFORMANCE

The following tables show how the Fund has performed in the past. Past performance (both before and after taxes) is not an indication of future results.

The table below shows the percentage gain or loss for the Class A shares of the Fund in each calendar year since the Class A shares' inception on 1/11/1993. It should give you a general idea of the risks of investing in the Fund by showing how the Fund's return has varied from year-to-year. This table includes the effects of Fund expenses, but not sales charges. Returns would be lower if sales charges were included.

Year-by-Year Total Return for Class A Shares (%)(1)

   [The following table was depicted as a bar chart in the printed material.]

 1994    1995   1996    1997    1998     1999    2000    2001
-9.12%  20.76%  1.54%  10.38%   5.83%   -3.86%   8.98%   4.80%

Best Quarter:       3rd Quarter 2001                +9.94%(1)
Worst Quarter:      1st Quarter 1994                -7.47%(1)

Year-to-date total return through 3/31/2002 is +0.80%.

The next table lists the Fund's average annual total return for Class A over the past one and five years and since inception, including applicable sales charges. The after-tax returns shown are for Class A, one of the Fund's oldest classes; after-tax returns for other classes will vary. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Lehman Brothers Municipal Bond Index (LBMBI), an unmanaged broad-based market performance benchmark for the investment grade tax-exempt bond market. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

Average Annual Total Return
(for the period ended 12/31/2001)(1)

            Inception                             Performance
             Date of                                 Since
              Class   1 year   5 year   10 year    1/11/1993

Class A     1/11/1993 -0.21%    4.08%      N/A       4.74%

Class A(2)  1/11/1993 -0.23%    4.03%      N/A       4.69%
(after taxes on distributions)

Class A(2)  1/11/1993  1.72%    4.23%      N/A       4.75%
(after taxes on distributions and sale of Fund shares)

LBMBI                  5.13%    5.98%      N/A       6.39%

(1) Since Class C has no previous operating history, the performance shown is for Class A which is not offered in this prospectus. The performance of Class C would differ only to the extent that the classes do not have the same expenses or sales charges. The returns shown above include the effects of Rule 12b-1 fees and, where necessary, the sales charges applicable to Class A. The 12b-1 fees are 0.25% for Class A and 1.00% for Class C. The maximum sales charge for Class A is 4.75% and the maximum deferred sales charge for Class C is 2.00%. If Class C had been in existence for the periods presented above, its returns would have been different.

(2) The after-tax returns shown are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your individual tax situation and may differ from those shown. The after-tax returns shown are not relevant to you if you hold your Fund shares through tax-deferred arrangements, such as 401(k) plans or IRAs.

[GRAPHIC] EXPENSES

This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year end.

Shareholder Fees (fees paid directly from your investment)

Shareholder Transaction
Expenses                              Class C

Maximum sales charge imposed on         None
purchases (as a % of offering price)

Maximum deferred sales charge           2.00%
(as a % of either the redemption
amount or initial investment,
whichever is lower)

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)(3)

                                                 Total Fund
            Management     12b-1       Other      Operating
               Fees        Fees      Expenses    Expenses(4)

Class C        0.42%       1.00%       0.19%        1.61%

(3)   Estimated for the fiscal year ending 8/31/2002.

(4) From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual operating expenses do not reflect fee waivers. Including fee waivers, Total Fund Operating Expenses are estimated to be 1.35% for Class C.

The table below shows the total expenses you would pay on a $10,000 investment in Class C shares over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

Example of Fund Expenses

             Assuming Redemption             Assuming
              at End of Period             No Redemption
          -------------------------   -----------------------

After:

 1 year            $  364                    $  164

 3 years           $  508                    $  508

 5 years           $  876                    $  876

10 years           $1,911                    $1,911


                                           SOUTHERN STATE MUNICIPAL BOND FUNDS 5

--------------------------------------------------------------------------------
                                    EVERGREEN
--------------------------------------------------------------------------------

                       South Carolina Municipal Bond Fund

FUND FACTS:

Goals:

o     Current Income Exempt from Federal Income Tax and State Income Tax

o     Preservation of Capital

Principal Investment:

o     Municipal Securities

Class of Shares Offered in this Prospectus:

o     Class C

Investment Advisor:

o     Evergreen Investment Management Company, LLC

Portfolio Manager:

o     Charles E. Jeanne, CFA

Dividend Payment Schedule:

o     Monthly

[GRAPHIC] INVESTMENT GOAL

The Fund seeks current income exempt from federal regular income tax and state income tax, consistent with preservation of capital.

[GRAPHIC] INVESTMENT STRATEGY

The following supplements the investment strategies discussed in the "Overview of Fund Risks" on page 1.

The Fund is a non-diversified fund that normally invests at least 80% of its assets in municipal securities that are exempt from federal income tax, other than the alternative minimum tax, and from income taxes in the State of South Carolina. The Fund may also invest up to 20% of its assets in high quality short-term obligations, which may include taxable securities. The Fund normally invests at least 80% of its assets in bonds deemed investment grade at the time of purchase by a nationally recognized statistical ratings organization, or if not rated, determined to be of comparable quality by the Fund's portfolio manager. Although it is not currently intended to be a primary investment strategy, the Fund may invest up to 20% of its assets in bonds rated below investment grade by a nationally recognized statistical ratings organization or, if not rated, are determined to be of comparable quality by the Fund's portfolio manager, but the Fund will not invest in bonds that are deemed to be rated below
B. In purchasing municipal securities, the portfolio manager includes an analysis of how well the securities fit into the Fund's overall portfolio strategy, credit criteria, and established price levels.

[GRAPHIC] RISK FACTORS

Your investment in the Fund is subject to the risks discussed in the "Overview of Fund Risks" on page 1 under the headings:

o     Interest Rate Risk

o     Credit Risk

o     Below Investment Grade Bond Risk

o     Non-Diversification Risk

o     Concentration Risk

Please consult the Statement of Additional Information for more information regarding these and other investment practices used by the Fund, including risks.


6 SOUTHERN STATE MUNICIPAL BOND FUNDS

--------------------------------------------------------------------------------
                                    EVERGREEN
--------------------------------------------------------------------------------

[GRAPHIC] PERFORMANCE

The following tables show how the Fund has performed in the past. Past performance (both before and after taxes) is not an indication of future results.

The table below shows the percentage gain or loss for the Class A shares of the Fund in each calendar year since the Class A shares' inception on 1/3/1994. It should give you a general idea of the risks of investing in the Fund by showing how the Fund's return has varied from year-to-year. This table includes the effects of Fund expenses, but not sales charges. Returns would be lower if sales charges were included.

Year-by-Year Total Return for Class A Shares (%)(1)

   [The following table was depicted as a bar chart in the printed material.]

 1994    1995   1996   1997    1998     1999    2000    2001
-9.32%  21.81%  4.49%  9.59%   6.03%   -3.04%   9.64%   4.95%

Best Quarter:       3rd Quarter 2001                +11.35%(1)
Worst Quarter:      4th Quarter 2001                -3.03%(1)

Year-to-date total return through 3/31/2002 is +0.78%.

The next table lists the Fund's average annual total return for Class As over the past one and five years and since inception, including applicable sales charges. The after-tax returns shown are for Class A, one of the Fund's oldest classes; after-tax returns for other classes will vary. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Lehman Brothers Municipal Bond Index (LBMBI), an unmanaged broad-based market performance benchmark for the investment grade tax-exempt bond market. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

Average Annual Total Return
(for the period ended 12/31/2001)(1)

            Inception                             Performance
             Date of                                 Since
              Class   1 year   5 year   10 year    1/3/1994

Class A     1/3/1994  -0.06%    4.32%      N/A       4.53%

Class A(2)  1/3/1994  -0.07%    4.22%      N/A       4.47%
(after taxes on distributions)

Class A(2)  1/3/1994   1.65%    4.35%      N/A       4.54%
(after taxes on distributions and sale of Fund shares)

LBMBI                  5.13%    5.98%      N/A       5.67%

(1) Since Class C has no previous operating history, the performance shown is for Class A which is not offered in this prospectus. The performance of Class C would differ only to the extent that the classes do not have the same expenses or sales charges. The historical returns shown above include the effects of Rule 12b-1 fees and, where necessary, the sales charges applicable to Class A. The 12b-1 fees are 0.25% for Class A and 1.00% for Class C. The maximum sales charge for Class A is 4.75% and the maximum deferred sales charge for Class C is 2.00%. If Class C had been in existence for the periods presented above, its returns would have been different.

(2) The after-tax returns shown are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your individual tax situation and may differ from those shown. The after-tax returns shown are not relevant to you if you hold your Fund shares through tax-deferred arrangements, such as 401(k) plans or IRAs.

[GRAPHIC] EXPENSES

This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year end.

Shareholder Fees (fees paid directly from your investment)

Shareholder Transaction
Expenses                               Class C

Maximum sales charge imposed on          None
purchases (as a % of offering price)

Maximum deferred sales charge            2.00%
(as a % of either the redemption
amount or initial investment,
whichever is lower)

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)(3)

                                                    Total Fund
               Management     12b-1       Other      Operating
                  Fees        Fees      Expenses     Expenses

Class C           0.42%       1.00%      0.22%         1.64%

(3)   Estimated for the fiscal year ending 8/31/2002.

The table below shows the total expenses you would pay on a $10,000 investment for Class C shares over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

Example of Fund Expenses

             Assuming Redemption            Assuming No
              at End of Period              Redemption
          -------------------------   -----------------------

After:

 1 year             $  367                    $  167

 3 years            $  517                    $  517

 5 years            $  892                    $  892

10 years            $1,944                    $1,944


                                           SOUTHERN STATE MUNICIPAL BOND FUNDS 7

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                                    EVERGREEN
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                          Virginia Municipal Bond Fund

FUND FACTS:

Goals:

o     Current Income Exempt from Federal Income Tax and State Income Tax

o     Preservation of Capital

Principal Investment:

o     Municipal Securities

Class of Shares Offered in this Prospectus:

o     Class C

Investment Advisor:

o     Evergreen Investment Management Company, LLC

Portfolio Manager:

o     Charles E. Jeanne, CFA

Dividend Payment Schedule:

o     Monthly

[GRAPHIC] INVESTMENT GOAL

The Fund seeks current income exempt from federal regular income tax and state income tax, consistent with preservation of capital.

[GRAPHIC] INVESTMENT STRATEGY

The following supplements the investment strategies discussed in the "Overview of Fund Risks" on page 1.

The Fund is a non-diversified fund that normally invests at least 80% of its assets in municipal securities that are exempt from federal income tax, other than the alternative minimum tax, and from income taxes in the Commonwealth of Virginia. The Fund may also invest up to 20% of its assets in high quality short-term obligations, which may include taxable securities. The Fund normally invests at least 80% of its assets in bonds deemed investment grade at the time of purchase by a nationally recognized statistical ratings organization, or if not rated, determined to be of comparable quality by the Fund's portfolio manager. Although it is not currently intended to be a primary investment strategy, the Fund may invest up to 20% of its assets in bonds rated below investment grade by a nationally recognized statistical ratings organization or, if not rated, are determined to be of comparable quality by the Fund's portfolio manager, but the Fund will not invest in bonds that are deemed to be rated below
B. In purchasing municipal securities, the portfolio manager includes an analysis of how well the securities fit into the Fund's overall portfolio strategy, credit criteria, and established price levels.

[GRAPHIC] RISK FACTORS

Your investment in the Fund is subject to the risks discussed in the "Overview of Fund Risks" on page 1 under the headings:

o     Interest Rate Risk

o     Credit Risk

o     Below Investment Grade Bond Risk

o     Non-Diversification Risk

o     Concentration Risk

Please consult the Statement of Additional Information for more information regarding these and other investment practices used by the Fund, including risks.


8 SOUTHERN STATE MUNICIPAL BOND FUNDS

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                                    EVERGREEN
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[GRAPHIC] PERFORMANCE

The following tables show how the Fund has performed in the past. Past performance (both before and after taxes) is not an indication of future results.

The table below shows the percentage gain or loss for the Class A shares of the Fund in each calendar year since the Class A shares' inception on 7/2/1993. It should give you a general idea of the risks of investing in the Fund by showing how the Fund's return has varied from year-to-year. This table includes the effects of Fund expenses, but not sales charges. Returns would be lower if sales charges were included.

Year-by-Year Total Return for Class A Shares (%)(1)

   [The following table was depicted as a bar chart in the printed material.]

 1994    1995    1996    1997    1998     1999   2000    2001
-8.60%  20.32%   2.79%   9.56%   6.32%   -2.48%  9.69%   5.24%

Best Quarter:       3rd Quarter 2001                +10.41%
Worst Quarter:      1st Quarter 1994                -8.02%

Year-to-date total return through 3/31/2002 is +0.79%.

The next table lists the Fund's average annual total return for Class A over the past one and five years and since inception, including applicable sales charges. The after-tax returns shown are for Class A, one of the Fund's oldest classes; after-tax returns for other classes will vary. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Lehman Brothers Municipal Bond Index (LBMBI), an unmanaged broad-based market performance benchmark for the investment grade tax-exempt bond market. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

Average Annual Total Return
(for the period ended 12/31/2001)(1)

            Inception                             Performance
             Date of                                 Since
              Class   1 year   5 year   10 year    7/2/1993

Class A     7/2/1993   0.27%    4.55%      N/A       4.61%

Class A(2)  7/2/1993   0.26%    4.51%      N/A       4.58%
(after taxes on distributions)

Class A(2)  7/2/1993   1.89%    4.58%      N/A       4.62%
(after taxes on distributions and sale of Fund shares)

LBMBI                  5.13%    5.98%      N/A       5.92%

(1) Since Class C has no previous operating history, the performance shown is for Class A which is not offered in this prospectus. The performance of Class C would differ only to the extent that the classes do not have the same expenses or sales charges. The returns shown above include the effects of Rule 12b-1 fees and, where necessary, the sales charges applicable to Class A. The 12b-1 fees are 0.25% for Class A and 1.00% for Class C. The maximum sales charge for Class A is 4.75% and the maximum deferred sales charge for Class C is 2.00%. If Class C had been in existence for the periods presented above, its returns would have been different.

(2) The after-tax returns shown are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your individual tax situation and may differ from those shown. The after-tax returns shown are not relevant to you if you hold your Fund shares through tax-deferred arrangements, such as 401(k) plans or IRAs.

[GRAPHIC] EXPENSES

This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based the Fund's fiscal year end.

Shareholder Fees
(fees paid directly from your investment)

Shareholder Transaction
Expenses                                    Class C

Maximum sales charge imposed on              None
purchases (as a % of offering price)

Maximum deferred sales charge                2.00%
(as a % of either the redemption
amount or initial investment,
whichever is lower)

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)(3)

                                                 Total Fund
            Management     12b-1       Other      Operating
               Fees        Fees      Expenses     Expenses

Class C        0.42%       1.00%       0.19%        1.61%

(3)   Estimated for the fiscal year ending 8/31/2002.

The table below shows the total expenses you would pay on a $10,000 investment for Class C shares over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

Example of Fund Expenses

             Assuming Redemption            Assuming No
              at End of Period              Redemption
          -------------------------   -----------------------

After:

 1 year             $  364                    $  164

 3 years            $  508                    $  508

 5 years            $  876                    $  876

10 years            $1,911                    $1,911


                                           SOUTHERN STATE MUNICIPAL BOND FUNDS 9
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                                    EVERGREEN
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THE FUNDS' INVESTMENT ADVISOR

An investment advisor manages a Fund's investments and supervises its daily business affairs. The investment advisor for the Evergreen Funds is a subsidiary of Wachovia Corporation (Wachovia),formerly First Union Corporation, the fourth largest bank holding company in the United States, with over $317.9 billion in consolidated assets as of 5/31/2002. Wachovia Corporation is located at 301 South College Street, Charlotte, North Carolina 28288-0013.

Evergreen Investment Management Company, LLC (EIMC) is the investment advisor to the Funds. EIMC has been managing mutual funds and private accounts since 1932 and manages $110.5 billion in assets for 129 of the Evergreen and Wachovia Funds as of 5/31/2002. EIMC is located at 200 Berkeley Street, Boston, Massachusetts, 02116.

For the fiscal year ended 8/31/2001, the aggregate advisory fee paid to the investment advisor by each Fund was as follows:

                                          % of the Fund's
Fund                                     average net assets*

Georgia Municipal Bond Fund                     0.29%

North Carolina Municipal Bond Fund              0.16%

South Carolina Municipal Bond Fund              0.42%

Virginia Municipal Bond Fund                    0.42%

* Effective May 11, 2001, the investment advisory contracts for the Funds were transferred to EIMC. There were no changes in advisory fee rates.

THE FUNDS' PORTFOLIO MANAGERS

North Carolina Municipal Bond Fund

Richard K. Marrone has managed North Carolina Municipal Bond Fund since January 1993. Mr. Marrone has been a Vice President and Senior Fixed Income portfolio manager since 1993 when he became affiliated with EIMC or one of its predecessors.

Georgia Municipal Bond Fund
South Carolina Municipal Bond Fund
Virginia Municipal Bond Fund

Charles E. Jeanne, CFA, has managed Georgia Municipal Bond Fund since November 1997, South Carolina Municipal Bond Fund since January 1997, and Virginia Municipal Bond Fund since July 1993. Mr. Jeanne has been affiliated with EIMC or one of its predecessors since July 1989 and has been a portfolio manager since January 1992 and a Vice President since 1996.

CALCULATING THE SHARE PRICE

The value of one share of a Fund, also known as the net asset value, or NAV, is calculated at 4 p.m. Eastern time on each day the New York Stock Exchange is open or as of the time the Exchange closes, if earlier. The Fund calculates its share price for each share by adding up its total assets, subtracting all liabilities, then dividing the result by the total number of shares outstanding. The value of each class of shares is calculated separately. Each security held by a Fund is valued using the most recent market data for that security. If no market data is available for a given security, the Fund will price that security at fair value according to policies established by the Fund's Board of Trustees. Short-term securities with maturities of 60 days or less will be valued on the basis of amortized cost.

The price per share you pay for a Fund purchase or the amount you receive for a Fund redemption is based on the next price calculated after the order is received and all required information is provided. The value of your account at any given time is the latest share price multiplied by the number of shares you own. Your account balance may change daily because the share price may change daily.

HOW TO CHOOSE AN EVERGREEN FUND

When choosing an Evergreen Fund, you should:

o Most importantly, read the prospectus to see if the Fund is suitable for you.

o Consider talking to an investment professional. He or she is qualified to give you investment advice based on your investment goals and financial situation and will be able to answer questions you may have after reading the Fund's prospectus. He or she can also assist you through all phases of opening your account.

o Request any additional information you want about the Fund, such as the Statement of Additional Information (SAI), Annual Report or Semi-annual Report by calling 1-800-343-2898. In addition, any of these documents, with the exception of the SAI, may be downloaded off our website at www.evergreeninvestments.com.

HOW TO CHOOSE THE SHARE CLASS THAT BEST SUITS YOU

After choosing a Fund, you select a share class. The Funds offer up to four different share classes. Only Class C shares are offered in this prospectus. Class C has its own sales charge. Pay particularly close attention to the fee structure described below so you know how much you will be paying before you invest.

Class C

When purchasing Class C shares, you do not pay a front-end sales charge. However, you may pay a deferred sales charge if you redeem your shares within two years after


10 SOUTHERN STATE MUNICIPAL BOND FUNDS

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                                    EVERGREEN
--------------------------------------------------------------------------------

the month of purchase. In addition, your shares are subject to an expense known as 12b-1 fees. These 12b-1 fees paid by the Class C shares continue for the life of the account.

The amount of the maximum deferred sales charge depends on the length of time the shares were held, as shown below:

                                              Maximum
                                              Deferred
Time Held                                   Sales Charge

Month of Purchase + First 12 Month Period      2.00%

Month of Purchase + Second 12 Month Period     1.00%

Thereafter                                     0.00%

Dealer Allowance                               2.00%

The maximum deferred sales charge and dealer allowance may be reduced for certain investors. For further information on how the deferred sales charge is calculated at the time of redemption see "Calculating the Deferred Sales Charge" below.

Waiver of Class C Deferred Sales Charges

You will not be assessed a deferred sales charge for Class C shares if you redeem shares in the following situations:

o When the shares were purchased through reinvestment of dividends/capital gains

o     Death or disability

o Lump-sum distribution from a 401(k) plan or other benefit plan qualified under ERISA

o     Systematic withdrawals of up to 1.00% of the account balance per month

o     Loan proceeds and financial hardship distributions from a retirement plan

o Returns of excess contributions or excess deferral amounts made to a retirement plan participant

Calculating the Deferred Sales Charge

If imposed, the Fund deducts the deferred sales charge from the redemption proceeds you would otherwise receive. The deferred sales charge is a percentage of the lesser of (i) the net asset value of the shares at the time of redemption or (ii) the shareholder's original net cost for such shares. Upon request for redemption, the Fund will first seek to redeem shares not subject to the deferred sales charge and then shares held the longest, in an effort to keep the deferred sales charge a shareholder must pay as low as possible. The deferred sales charge on any redemption is, to the extent permitted by NASD Regulation, Inc., paid to Evergreen Distributors, Inc. (EDI) or its predecessor.

Promotional Incentives on Dealer Commissions

EDI may, from time to time, provide promotional incentives, including reallowance and/or payment of up to the entire sales charge, to certain investment firms. Such incentives may, at EDI's discretion, be limited to investment firms who allow their individual selling representatives to participate in such additional commissions. Please consult the Statement of Additional Information for more information regarding promotional incentives.


                                          SOUTHERN STATE MUNICIPAL BOND FUNDS 11

--------------------------------------------------------------------------------
                                    EVERGREEN
--------------------------------------------------------------------------------

HOW TO BUY SHARES

Evergreen Funds make investing easy. Once you decide on an amount and a share class, simply fill out an application and send in your payment, or talk to your investment professional or an Evergreen Funds service representative.

                             Minimum Initial   Minimum
                              Purchase of     Additional
                             Class C shares   Purchases

Regular Accounts                $1,000          None

IRAs                            $  250          None

Systematic Investment Plan      $   50       $25/monthly

Method            Opening an Account                                            Adding to an Account
By Mail or        o Complete and sign the account application. Applications     o Make your check payable to Evergreen Funds.
through an          may be downloaded off our website at
Investment          www.evergreeninvestments.com.                               o Write a note specifying:
Professional
                  o Make the check payable to Evergreen Funds. Cash, credit       - the Fund name
                    cards, third party checks, credit card checks or money
                    orders will not be accepted.                                  - share class

                  o Mail the application and your check to the address            - your account number
                    below:
                                                                                  - the name(s) in which the account is registered
                    Postal Address:             Overnight Address:
                    Evergreen Funds             Evergreen Funds                 o Mail to the address to the left or deliver to your
                    P.O. Box 8400               66 Brooks Drive, Suite 8400       investment professional (provided he or she has a
                    Boston, MA 02266-8400       Braintree, MA 02184-3800          broker-dealer arrangement with EDI).

                  o Or deliver them to your investment professional
                    (provided he or she has a broker-dealer arrangement with EDI).

By Phone          o Call 1-800-343-2898 to set up an account number and get     o Call the Evergreen Express Line at 1-800-346-3858
                    wiring instructions.                                          24 hours a day or to speak with an Evergreen
                                                                                  service representative call 1-800-343-2898 between
                  o Instruct your bank to wire or transfer your purchase          8 a.m. and 6 p.m. Eastern time, on any business
                    (they may charge a wiring fee).                               day.

                  o Complete the account application and mail to:               o If your bank account is set up on file, you can
                                                                                  request either:
                    Postal Address:             Overnight Address:
                    Evergreen Funds             Evergreen Funds                   - Federal Funds Wire (offers immediate access
                    P.O. Box 8400               66 Brooks Drive, Suite 8400         to funds) or
                    Boston, MA 02266-8400       Braintree, MA 02184-3800
                                                                                  - Electronic transfer through the Automated
                  o Trades accepted after 4 p.m. Eastern time on market             Clearing House which avoids wiring fees.
                    trading days will receive the next market day's closing
                    price.*

By Exchange       o You can make an additional investment by exchange from an existing
                    Evergreen Funds account by contacting your investment professional or an
                    Evergreen service representative, or by calling the Evergreen Express Line at
                    1-800-346-3858 or visiting our website at www.evergreeninvestments.com.**

                  o You can only exchange shares from your account within the same class and under the same registration.

                  o There is no sales charge or redemption fee when exchanging funds within the Evergreen Funds family.***

                  o Orders placed before 4 p.m. Eastern time on market trading days will be processed at that day's closing share price. Orders placed after 4 p.m.
                    Eastern time will be processed at the next market trading day's closing price.*

                  o Exchanges are limited to three per calendar quarter, but in no event more than five per calendar year.**

                  o Exchanges between accounts which do not have identical ownership must be made in writing with a signature guarantee. (See "Exceptions: Redemption
                    Requests That Require A Signature Guarantee" on the next page.)

Systematic        o You can transfer money automatically from your bank         o To establish automatic investing for an existing
Investment          account into your Fund account on a monthly or quarterly      account, call 1-800-343-2898 for an application.
Plan (SIP)+         basis.
                                                                                o The minimum is $25 per month or $75 per quarter.
                  o Initial investment minimum is $50 if you invest at least
                    $25 per month with this service.                            o You can also establish an investing program
                                                                                  through direct deposit from your paycheck. Call
                  o To enroll, check off the box on the account application       1-800-343-2898 for details.
                    and provide:

                    - your bank account information

                    - the amount and date of your monthly or quarterly
                      investment.

* The Fund's shares may be made available through financial service firms which are also investment dealers and which have a service agreement with EDI. The Fund has approved the acceptance of purchase and repurchase request orders effective as of the time of their receipt by certain authorized financial intermediaries or their designees. The Evergreen Funds reserve the right to adjust the closing time to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

** Once you have authorized either the telephone exchange or redemption service, anyone with a Personal Identification Number (PIN) and the required account information (including your investment professional) can request a telephone transaction in your account. All calls are recorded and may be monitored for verification, recordkeeping and quality-assurance purposes. The Evergreen Funds reserve the right to terminate the exchange privilege of any shareholder who exceeds the listed maximum number of exchanges, as well as to reject any large dollar exchange or purchase if placing it would, in the judgment of the portfolio manager, adversely affect the price of the Fund.

*** This does not apply to exchanges from Class A shares of an Evergreen money market fund, unless the account has been subject to a previous sales charge.

+ Evergreen Investment Services, Inc. (EIS) will fund a $50 initial investment in Class A shares of the Evergreen Funds for employees of Wachovia and its affiliates when the employee enrolls in a new Evergreen Fund SIP and agrees to subsequent monthly investments of $50. EIS will fund a $100 initial investment in Class A shares of the Evergreen Funds for employees of Wachovia when the employee enrolls in a new Evergreen Fund SIP through a CAP account and agrees to subsequent monthly investments of $100. To be eligible for either of these offers, the employee must open an account with Wachovia Securities, Inc. to execute the transactions. If the employee redeems his shares within 12 months after the month of purchase, EIS reserves the right to reclaim its $50 or $100 initial investment.


12 SOUTHERN STATE MUNICIPAL BOND FUNDS

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                                    EVERGREEN
--------------------------------------------------------------------------------

HOW TO REDEEM SHARES

We offer you several convenient ways to redeem your shares in any of the Evergreen Funds:

Methods      Requirements
Call Us      o Call the Evergreen Express Line at 1-800-346-3858 24 hours a day or to speak with an Evergreen service representative call 1-800-343-2898 between 8 a.m. and 6 p.m. Eastern time, on any business day.

             o This service must be authorized ahead of time, and is only available for regular accounts.*

             o All authorized requests made before 4 p.m. Eastern time on market trading days will be processed at that day's closing price. Requests made after 4
               p.m. Eastern time will be processed the following business day.**

             o We can either:

               - wire the proceeds into your bank account (service charges may apply)

               - electronically transmit the proceeds into your bank account via the
                 Automated Clearing House service

               - mail you a check.

             o All telephone calls are recorded and may be monitored for your protection.
               We are not responsible for acting on telephone orders we believe are genuine.

             o See "Exceptions: Redemption Requests That Require A Signature Guarantee"
               below for requests that must be made in writing with your signature guaranteed.

Write Us     o You can mail a redemption request to:  Postal Service Address:     Overnight Address:
                                                      Evergreen Funds             Evergreen Funds
                                                      P.O. Box 8400               66 Brooks Drive, Suite 8400
                                                      Boston, MA 02266-8400       Braintree, MA 02184-3800

             o Your letter of instructions must:

               - list the Fund name and the account number

               - indicate the number of shares or dollar value you wish to redeem

               - be signed by the registered owner(s).

             o See "Exceptions: Redemption Requests That Require A Signature Guarantee" below for requests that must be signature guaranteed.

             o To redeem from an IRA or other retirement account, call 1-800-343-2898 for special instructions.

Redeem Your  o You may also redeem your shares by contacting your investment professional or
Shares in      an Evergreen service representative.
Person
             o A fee may be charged for this service.

Systematic   o You can transfer money automatically from your Fund account on a monthly or
Withdrawal     quarterly basis - without redemption fees.
Plan (SWP)
             o The withdrawal can be mailed to you, or deposited directly into your bank account.

             o The minimum is $75 per month.

             o The maximum is 1.00% of your account per month or 3.00% per quarter.* To enroll, call 1-800-343-2898 for instructions.

* Once you have authorized either the telephone exchange or redemption service, anyone with a Personal Identification Number (PIN) and the required account information (including your investment professional) can request a telephone transaction in your account. All calls are recorded and may be monitored for verification, recordkeeping and quality-assurance purposes. The Evergreen Funds reserve the right to terminate the exchange privilege of any shareholder who exceeds the listed maximum number of exchanges, as well as to reject any large dollar exchange or purchase if placing it would, in the judgment of the portfolio manager, adversely affect the price of the Fund.

** The Fund's shares may be made available through financial service firms which are also investment dealers and which have a service agreement with EDI. The Fund has approved the acceptance of purchase and repurchase request orders effective as of the time of their receipt by certain authorized financial intermediaries or their designees. The Evergreen Funds reserve the right to adjust the closing time to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

Timing of Proceeds

Normally, we will send your redemption proceeds on the next business day after we receive your request; however, we reserve the right to wait up to seven business days to redeem any investments made by check and ten business days for investments made by Automated Clearing House transfer. We also reserve the right to redeem in kind, under certain circumstances, by paying you the proceeds of a redemption in securities rather than in cash, and to redeem the remaining amount in the account if your redemption brings the account balance below the initial minimum amount.

Exceptions: Redemption Requests That Require A Signature Guarantee

To protect you and the Evergreen Funds against fraud, certain redemption requests must be made in writing with your signature guaranteed. A signature guarantee can be obtained at most banks and securities dealers. A notary public is not authorized to provide a signature guarantee. The following circumstances require signature guarantees:

o     You are redeeming more than $50,000.

o You want the proceeds transmitted to a bank account not listed on the account.

o You want the proceeds payable to anyone other than the registered owner(s) of the account.

o Either your address or the address of your bank account has been changed within 30 days.

o The account is registered in the name of a fiduciary corporation or any other organization.

      In these cases, additional documentation is required:

      corporate accounts: certified copy of corporate resolution fiduciary accounts: copy of the power of attorney or other governing document

Who Can Provide A Signature Guarantee:

o     Commercial Bank

o     Trust Company

o     Savings Association

o     Credit Union

o     Member of a U.S. stock exchange


                                          SOUTHERN STATE MUNICIPAL BOND FUNDS 13

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                                    EVERGREEN
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OTHER SERVICES

Evergreen Express Line

1-800-346-3858

Use our automated, 24-hour service to check the value of your investment in a Fund; purchase, redeem or exchange Fund shares; find a Fund's price, yield or total return; order a statement or duplicate tax form; or hear market commentary from Evergreen Funds portfolio managers.

Automatic Reinvestment of Distributions

For the convenience of investors, all dividends and capital gains distributions are automatically reinvested, unless you request otherwise. Distributions can be made by check or electronic transfer through the Automated Clearing House to your bank account. The details of your dividends and other distributions will be included on your statement.

Payroll Deduction

If you want to invest automatically through your paycheck, call us to find out how you can set up direct payroll deductions. The amounts deducted will be invested in your Fund account using the Electronic Funds Transfer System. We will provide the Fund account number. Your payroll department will let you know the date of the pay period when your investment begins. Visit our website at www.evergreeninvestments.com for more information.

Telephone Investment Plan

You may make additional investments electronically in an existing Fund account at amounts of not less than $100 or more than $10,000 per investment. Telephone requests received by 4 p.m. Eastern time will be invested the day the request is received.

Dividend Exchange

You may elect on the application to reinvest capital gains and/or dividends earned in one Evergreen Fund into an existing account in another Evergreen Fund in the same share class and same registration--automatically. Please indicate on the application the Evergreen Fund(s) into which you want to invest the distributions.

Reinstatement Privileges

Within 90 days of redemption you may reestablish your investment at the current NAV by reinvesting some, or all, of your redemption proceeds into the same share class of any Evergreen Fund. If a deferred sales charge was deducted from your redemption proceeds, the full amount of the deferred sales charge will be credited to your account at the NAV on the date of reinstatement and your deferred sales charge schedule will resume from the time of the original redemption.

THE TAX CONSEQUENCES OF INVESTING IN THE FUNDS

You may be taxed in two ways:

o     On Fund distributions (dividends and capital gains)

o     On any profit you make when you sell any or all of your shares.

Fund Distributions

A mutual fund passes along to all of its shareholders the net income or profits it receives from its investments. The shareholders of the fund then pay any taxes due, whether they receive these distributions in cash or elect to have them reinvested. The Funds expect that substantially all of their regular dividends will be exempt from federal income tax, other than the alternative minimum tax. The Funds will distribute two types of taxable income to you:

o Dividends. To the extent that regular dividends are derived from investment income that is not tax-exempt, or from short-term capital gains, you will have to include them in your federal taxable income. Each Fund pays a monthly dividend from the dividends, interest and other income on the securities in which it invests.

o Capital Gains. When a mutual fund sells a security it owns for a profit, the result is a capital gain. The Funds generally distribute capital gains, if any, at least once a year, near the end of the calendar year. Short-term capital gains reflect securities held by the Fund for a year or less and are considered ordinary income just like dividends. Profits on securities held longer than 12 months are considered long-term capital gains and are taxed at a special tax rate (20% for most taxpayers).

Dividend and Capital Gain Reinvestment

Unless you choose otherwise on the account application, all dividend and capital gain payments will be reinvested to buy additional shares. Distribution checks that are returned and distribution checks that are uncashed when the shareholder has failed to respond to mailings from the shareholder servicing agent will automatically be reinvested to buy additional shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

We will send you a statement each January with the federal tax status of dividends and distributions paid by the Fund during the previous calendar year.

Profits You Realize When You Redeem Shares

When you sell shares in a mutual fund, whether by redeeming or exchanging, you have created a taxable event. You must report any gain or loss on your tax return unless the transaction was entered into by a tax-deferred retirement plan. Investments in money market funds typically do not generate capital gains. It is your


14 SOUTHERN STATE MUNICIPAL BOND FUNDS

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                                    EVERGREEN
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responsibility to keep accurate records of your mutual fund transactions. You will need this information when you file your income tax return, since you must report any capital gain or loss you incur when you sell shares. Remember, an exchange is a purchase and a sale for tax purposes.

Tax Reporting

Evergreen Service Company, LLC provides you with a tax statement of your dividend and capital gains distributions for each calendar year on Form 1099 DIV. Proceeds from a sale are reported on Form 1099B. You must report these on your tax return. Since the IRS receives a copy as well, you could pay a penalty if you neglect to report them.

Evergreen Service Company, LLC will send you a tax information guide each year during tax season, which may include a cost basis statement detailing the gain or loss on taxable transactions you had during the year. Please consult your own tax advisor for further information regarding the federal, state and local tax consequences of an investment in the Funds.

Retirement Plans

You may invest in each Fund through various retirement plans, including IRAs, 401(k) plans, Simplified Employee Plans (SEPs), 403(b) plans, 457 plans and others. For special rules concerning these plans, including applications, restrictions, tax advantages, and potential sales charge waivers, contact your investment professional. To determine if a retirement plan may be appropriate for you, consult your tax advisor.

FEES AND EXPENSES OF THE FUNDS

Every mutual fund has fees and expenses that are assessed either directly or indirectly. This section describes each of those fees.

Management Fee

The management fee pays for the normal expenses of managing the Fund, including portfolio manager salaries, research costs, corporate overhead expenses and related expenses.

12b-1 Fees

The Trustees of the Evergreen Funds have approved a policy to assess 12b-1 fees for Class C shares. Up to 1.00% of the average daily net assets of Class C shares may be payable as 12b-1 fees. These fees increase the cost of your investment. The purpose of the 12b-1 fees is to promote the sale of more shares of the Fund to the public. The Fund may use 12b-1 fees for advertising and marketing and as a "service fee" to broker-dealers, banks and other financial institutions for additional shareholder services and/or the maintenance of accounts.

Other Expenses

Other expenses include miscellaneous fees from affiliated and outside service providers. These may include legal, audit, custodial and safekeeping fees, the printing and mailing of reports and statements, automatic reinvestment of distributions and other conveniences for which the shareholder pays no transaction fees.

Total Fund Operating Expenses

The total cost of running the Fund is called the expense ratio. As a shareholder, you are not charged these fees directly; instead they are taken out before the Fund's net asset value is calculated, and are expressed as a percentage of the Fund's average daily net assets. The effect of these fees is reflected in the performance results for that share class. Because these fees are "invisible," investors should examine them closely in the prospectus, especially when comparing one fund with another fund in the same investment category. There are three things to remember about expense ratios: i) your total return in the Fund is reduced in direct proportion to the fees; ii) expense ratios can vary greatly between funds and fund families, from under 0.25% to over 3.00%; and iii) a Fund's investment advisor may waive a portion of the Fund's expenses for a period of time, reducing its expense ratio.


                                          SOUTHERN STATE MUNICIPAL BOND FUNDS 15

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                                    EVERGREEN
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                                 Evergreen Funds

Institutional Money Market Funds

Cash Management Money Market Fund
Institutional 100% Treasury Money Market Fund
Institutional Money Market Fund
Institutional Municipal Money Market Fund
Institutional Treasury Money Market Fund
Institutional U.S. Government Money Market Fund
Prime Cash Management Money Market Fund

Money Market Funds

California Municipal Money Market Fund
Florida Municipal Money Market Fund
Money Market Fund
Municipal Money Market Fund
New Jersey Municipal Money Market Fund
New York Municipal Money Market Fund
Pennsylvania Municipal Money Market Fund
Treasury Money Market Fund
U.S. Government Money Market Fund

State Municipal Bond Funds

Connecticut Municipal Bond Fund
Florida High Income Municipal Bond Fund
Florida Municipal Bond Fund
Georgia Municipal Bond Fund
Maryland Municipal Bond Fund
New Jersey Municipal Bond Fund
North Carolina Municipal Bond Fund
Pennsylvania Municipal Bond Fund
South Carolina Municipal Bond Fund
Virginia Municipal Bond Fund

National Municipal Bond Funds

High Grade Municipal Bond Fund
High Income Municipal Bond Fund
Intermediate Term Municipal Bond Fund
Municipal Bond Fund
Short-Intermediate Municipal Bond Fund

Short and Intermediate Term Bond Funds

Adjustable Rate Fund
Limited Duration Fund
Short Intermediate Bond Fund

Intermediate and Long Term Bond Funds

Core Bond Fund
Diversified Bond Fund
Fixed Income Fund II
High Yield Bond Fund
Select High Yield Bond Fund
Strategic Income Fund
U.S. Government Fund

Balanced Funds

Balanced Fund
Foundation Fund
Select Balanced Fund
Tax Strategic Foundation Fund

Growth and Income Funds

Blue Chip Fund
Equity Income Fund
Equity Index Fund
Growth and Income Fund
Small Cap Value Fund
Strategic Value Fund
Value Fund

Domestic Growth Funds

Aggressive Growth Fund
Capital Growth Fund
Core Equity Fund
Evergreen Fund
Growth Fund
Large Company Growth Fund
Masters Fund
Omega Fund
Premier 20 Fund
Select Small Cap Growth Fund
Select Strategic Growth Fund
Small Company Growth Fund
Special Equity Fund
Special Values Fund
Stock Selector Fund
Tax Strategic Equity Fund

Sector Funds

Health Care Fund
Technology Fund
Utility and Telecommunications Fund

Global and International Funds

Emerging Markets Growth Fund
Global Leaders Fund
Global Opportunities Fund
International Bond Fund
International Growth Fund
Precious Metals Fund


16 SOUTHERN STATE MUNICIPAL BOND FUNDS

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                              QUICK REFERENCE GUIDE
--------------------------------------------------------------------------------

(1)   Evergreen Express Line

            Call 1-800-346-3858

            24 hours a day to

            o     check your account

            o     order a statement

            o     get a Fund's current price, yield and total return

            o     buy, redeem or exchange Fund shares

(2)   Shareholder Services

            Call 1-800-343-2898

            Monday through Friday, 8 a.m. to 6 p.m. Eastern time to

            o     buy, redeem or exchange shares

            o     order applications

            o     get assistance with your account

(3)   Information Line for Hearing and Speech Impaired (TTY/TDD)

            Call 1-800-343-2888

            Monday through Friday, 8 a.m. to 6 p.m. Eastern time

(4)   Write us a letter

            Evergreen Funds
            P.O. Box 8400
            Boston, MA 02266-8400

            o     to buy, redeem or exchange shares

            o     to change the registration on your account

            o     for general correspondence

(5)   For express, registered or certified mail

            Evergreen Funds
            66 Brooks Drive, Suite 8400
            Braintree, MA 02184-3800

(6)   Visit us on-line

            www.evergreeninvestments.com

(7)   Regular communications you will receive

            Account Statements--You will receive quarterly statements for each Fund in which you invest. Please review and promptly notify Evergreen Service Company, LLC of any inaccuracies.

            Confirmation Notices--A confirmation of your transaction, other than SIP and SWP, is sent within five days. Please review and promptly notify Evergreen Service Company, LLC of any inaccuracies.

            Annual and Semi-annual Reports--You will receive a detailed financial report on each Fund you invest in twice a year.

            Tax Forms--Each January you will receive any Fund tax information you need to include with your tax returns as well as the Evergreen Funds Tax Information Guide.

For More Information About the Evergreen Southern State Municipal Bond Funds, Ask for:

The Fund's most recent Annual or Semi-annual report, which contains a complete financial accounting for each Fund and a complete list of the Fund's portfolio holdings as of a specific date, as well as commentary from the Fund's portfolio manager. This report discusses the market conditions and investment strategies that significantly affected the Fund's performance during the most recent fiscal year or period.

The Statement of Additional Information (SAI), which contains more detailed information about the policies and procedures of the Funds. The SAI has been filed with the Securities and Exchange Commission (SEC) and its contents are legally considered to be part of this prospectus.

For questions, other information, or to request a copy, without charge, of any of the documents, call 1-800-343-2898 or ask your investment professional. We will mail material within three business days. In addition, any of these documents, with the exception of the SAI, may be downloaded off our website at www.evergreeninvestments.com.

Information about these Funds (including the SAI) is also available on the SEC's Internet website at http://www.sec.gov. Copies of this material may be obtained, for a duplication fee, by writing the SEC Public Reference Section, Washington D.C. 20549-6009, or by electronic request at the following e-mail address: publicinfo@sec.gov. This material can also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. For information about the operation of the Public Reference Room, call the SEC at 202-942-8090.

Evergreen mutual funds are distributed by Evergreen Distributor, Inc., 90 Park Avenue, 10th Floor, New York, NY 10016.

                                                         SEC File No.: 811-08367
                                                                       561229

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Evergreen Investments(SM)
         MUTUAL FUNDS

Evergreen Investments
200 Berkeley Street
Boston, MA 02116-5034